EXHIBIT A

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of NewPower Holdings, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  February 12, 2001


GE CAPITAL EQUITY INVESTMENTS, INC.

By: Jonathan K. Sprole
   ----------------------------------------------
   Name: Jonathan K. Sprole
   Title: Managing Director



GENERAL ELECTRIC CAPITAL CORPORATION

By: William D. Strittmatter
   ----------------------------------------------
    Name: William D. Strittmatter
    Title: Vice-President



GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: Jonathan K. Sprole
   ----------------------------------------------
    Name: Jonathan K. Sprole
    Title: Attorney-in-fact



GENERAL ELECTRIC COMPANY

By: Jonathan K. Sprole
   ----------------------------------------------
    Name: Jonathan K. Sprole
    Title: Attorney-in-fact


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